Exhibit 99.1

10b5-1 Trading Plan Agreement

This 10b5-1 Trading Plan Agreement dated December 18, 2019 (the “Trading Plan”) is between Lee D. Rudow (“Seller”) and Dougherty & Company LLC (“D&Co”), a limited liability company organized under the laws of Delaware and registered as a broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting as agent.

A. Recitals

1. This Trading Plan is entered into between Seller and D&Co for the purpose of Seller selling securities in compliance with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (the “Rule”), and this Trading Plan shall be interpreted to comply with the requirements of the Rule. Seller is establishing this Trading Plan in order to permit the orderly sale of Seller’s shares of common stock of Transcat, Inc. (the “Company”).

B. Representations, Warranties and Covenants

1. As of the date on which Seller executed this Trading Plan, Seller was not aware of, nor did he have any actual or implied knowledge of, any material nonpublic information concerning the Company or its securities. Seller entered into this Trading Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2. Seller has made all public disclosures required by law with respect to his sale of common stock of the Company.

3. While the Trading Plan is in effect, Seller agrees not to purchase or sell any shares of the Company’s common stock through any other broker other than D&Co. D&Co acknowledges that Seller is a participant in the Company’s Employee Stock Savings Plan.

4. The execution and delivery of this Trading Plan by Seller and the transactions contemplated by this Trading Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller.

5. Seller agrees that he shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or Seller to any employee of D&Co or its affiliates who is involved, directly or indirectly, in executing this Trading Plan at any time while the Trading Plan is in effect.

6. D&Co agrees not to use any material nonpublic information relating to the Company, Seller or this Trading Plan, in connection with purchases or sales of, or trading in, any securities of the Company, or any derivative securities thereof, or provide other persons with such information or recommend to other persons to buy or sell any securities of the Company based upon such information while the Trading Plan is in effect.

7. Seller agrees to make all filings, if any, required under the Securities Act of 1933, as amended, or the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

C. Implementation of the Plan

1. Seller hereby appoints D&Co to sell shares of common stock of the Company pursuant to the terms and conditions set forth below. Subject to such terms and conditions, D&Co hereby accepts such appointment.

Effective Date for the Trading Plan: Shall be the market open on February 7, 2020 (the “Effective Date”).

Termination Date for the Trading Plan: The earlier of the date when the Sale Amount (as defined below) has been met or market close on March 31, 2021, or earlier concurrently with D&Co’s receipt of notice of the commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency (the “Termination Date”)

D&Co’s Instructions: D&Co is hereby authorized by Seller to sell shares of the Company’s common stock, such sales to be effected in accordance with the terms of applicable federal and state securities laws and regulations, in an aggregate amount not to exceed 35,000 shares of the Company’s common stock (the “Sale Amount”). D&Co will sell the shares at a price not less than $35.00 per share and no more than 2,000 shares will be sold on any given day and no more than 7,000 shares will be sold per quarter pursuant to the Trading Plan.

2.  (a) The Sale Amount shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Company’s common stock or any similar transaction with respect to the Company’s common stock that occurs during the Trading Plan.

(b) Seller understands that D&Co may not be able to affect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to Seller, the Company or D&Co or any other event or circumstance (a “Blackout”). Seller also understands that even in the absence of a Blackout, D&Co may be unable to effect sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Company’s securities to reach and sustain a limit order price, or other market factors in effect on the date of a purchase.

3. Seller acknowledges and agrees that it does not have authority, influence or control over any sales of the Company’s securities effected by D&Co pursuant to the Trading Plan, and will not attempt to exercise any authority, influence or control over such sales.

D. Termination

1. The Trading Plan may not be terminated prior to the Termination Date, except upon direction by Seller or by notice from D&Co that D&Co, in its sole discretion, has determined that it is prohibited from continuing to operate as agent by a legal, contractual or regulatory restriction applicable to it or its affiliates. Any modification of the Trading Plan by Seller will be made in good faith and not as part of a scheme to evade the prohibitions of the Rule. In particular, subject to Seller’s right to terminate the Trading Plan, Seller agrees not to alter or modify the Trading Plan at any time that Seller is aware of any material nonpublic information about the Company or the Company’s common stock.

E. Limitation of Liability

1. Notwithstanding any other provision hereof, neither Seller nor D&Co shall be liable to the other for:

(a) special, indirect, punitive, exemplary or consequential damages, or incidental losses or incidental damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(b) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God.”

2. Seller has consulted with his own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon D&Co or any person affiliated with D&Co in connection with, Seller’s implementation of the Trading Plan.

3. Seller acknowledges and agrees that in performing his obligations hereunder neither D&Co nor any of its affiliates nor any of its officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller's assets, or exercising any authority or control respecting management or disposition of Seller's assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller’s assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither D&Co nor any of its affiliates, officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller’s assets.

4. Seller agrees to indemnify and hold harmless D&Co and its officers, directors, employees, members, agents and affiliates from and against any losses, liabilities, claims, damages and expenses including but not limited to reasonable attorneys’ fees and the costs of investigating or defending any matter, arising out of or incurred in connection with the Trading Plan (“Losses”), except to the extent Losses are found in a final award or judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from gross negligence or willful misconduct on the part of D&Co or its officers, directors, employees, members, agents or affiliates.

F. General

1. Seller and D&Co acknowledge and agree that D&Co is acting as agent and custodian for Seller in connection with the Trading Plan and that Seller is a “customer” of D&Co within the meaning of Section 741(2) of Title 11 of the United States Code (the “Bankruptcy Code”). Seller and D&Co further acknowledge and agree that the Trading Plan is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protections of, among other sections, Sections 362(b)(6), 546(e) and 555 of the Bankruptcy Code.

2. The Trading Plan constitutes the entire agreement between the parties with respect to the Trading Plan and supersedes any prior agreements or understandings with regard to the Trading Plan.

3. The Trading Plan may be amended by Seller only upon the written consent of D&Co and receipt by D&Co of a certificate signed by Seller dated as of the date of such amendment certifying that Seller is not aware of any material nonpublic information with respect to the Company.

4. All notices to D&Co under the Trading Plan shall be deemed notice when received and shall be given to all of the following persons in the manner specified by the Trading Plan by telephone or by certified mail:

Dougherty & Company LLC
90 South Seventh Street, Suite 4300
Minneapolis, MN 55402
Attention: David Edwards
Phone: 612-317-2152

5. Neither party’s rights and obligations under the Trading Plan may be assigned or delegated without the written permission of the other party.

6. The Trading Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7. If any provision of the Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of the Trading Plan will continue and remain in full force and effect.

8. The Trading Plan, and all transactions contemplated hereunder, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the conflicts or choice of law provisions of such state. The parties agree to the exclusive jurisdiction and venue of courts located in Monroe County, New York for resolution of disputes hereunder.

IN WITNESS WHEREOF, the undersigned have signed the Trading Plan as of the date first written above.

SELLER

/s/ Lee D. Rudow
Lee D. Rudow

DOUGHERTY & COMPANY LLC

/s/ David Edwards
Name: David Edwards
Title: